UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 17, 2017, the Board of Directors (the “Board”) of AntriaBio, Inc. (the “Company”) appointed Tae Hoon Kim and Samir R. Patel, M.D. to the Board.

Mr. Kim brings to the Board a wealth of experience from his time at Genentech, Inc. and most recently as Chief Operating Officer at Aju Pharm, a pharmaceutical company in the Republic of Korea. Mr. Kim holds a B.S. in Cellular & Molecular Biology from the University of Michigan and an M.B.A. from Tuck School of Business at Dartmouth College.

Dr. Patel is co-founder, principal and former CEO of SPEC Pharma, LLC, which specializes in injectable therapies with complex manufacturing. He is also co-founder, principal and CEO of Digital Therapeutics, LLC, a company investigating therapies for digital ulcerations, a severe rheumatologic condition with high unmet medical need. Dr. Patel previously served as Medical Director of Centocor, Inc., a Johnson & Johnson Company where he oversaw Medical Affairs for Remicade, Stelara and Simponi. Prior to joining Centocor, he practiced adult and pediatric rheumatology in Austin, Texas. Dr. Patel holds a B.S. in Biology from the University of Cincinnati and an M.D. from the Medical College of Ohio. He completed his residency in Internal Medicine and fellowship in Rheumatology at the University of New Mexico.

Each newly appointed director is independent as defined by Section 803A of the NYSE MKT LLC Company Guide.  Dr. Patel has invested approximately $2 million in the Company.   In the event the newly appointed directors are appointed to committees of the Board, if any, the Company will file an amendment to this Current Report on Form 8-K to disclose such committee appointments.

The Company has not entered into any agreements, arrangements or understandings with Mr. Kim or Dr. Patel regarding their appointment to the Company’s Board.

Item 7.01. Regulation FD Disclosure.
On March 22, 2017, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Mr. Kim and Dr. Patel to the Board.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

EXHIBIT    DESCRIPTION

99.1        Press Release, dated March 22, 2017*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: March 22, 2017	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

EXHIBIT    DESCRIPTION

99.1        Press Release, dated March 22, 2017*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.